                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                                  MORANZO, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)



         DELAWARE                           5812             88-0469180
         --------                           ----             ----------
(STATE OR OTHER JURISDICTION OF             (PRIMARY         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)              SIC NUMBER)      IDENTIFICATION NO.)



566 PORT HARWICK, CHULA VISTA , CA 91913                     619-692-2505
----------------------------------------                     ------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (TELEPHONE)


ROBERTO BERNARDONI
566 PORT HARWICK, CHULA VISTA, CA 91913                      619-692-2505
---------------------------------------                      ------------
(NAME & ADDRESS OF AGENT FOR SERVICE)                        (TELEPHONE)


Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
Title of Each                               Proposed                   Proposed
Class of                                    Maximum                    Maximum
Securities                                  Offering                   Aggregate                 Amount of
to be             Amount to be              Price                      Offering                  Registration
Registered        Registered                Per Unit (1)               Price (2)                 Fee
-------------------------------------------------------------------------------------------------------------
Common            4,720,000                 $0.10                      $472,000                  $124.61



(1)     Based on the price paid per share by the selling shareholders.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                   PROSPECTUS

                                  MORANZO, INC.
                                4,640,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. See the section entitled "Selling Shareholders". The shares were acquired by the 48 selling shareholders directly from the Company in a private offering that was exempt from registration under the U.S. Securities laws. See section entitled "Description of Securities".

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors".

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is: September 30, 2000




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

                                TABLE OF CONTENTS

Summary ..............................................................          4
Risk Factors .........................................................          4
Use of Proceeds ......................................................          8
Determination of Offering Price ......................................          8
Dilution .............................................................          8
Selling Shareholders .................................................          8
Plan of Distribution .................................................         10
Legal Proceedings ....................................................         11
Directors, Officers, Promoters and Control Persons ...................         12
Security Ownership of Certain Beneficial Owners and Management .......         13
Description of Securities ............................................         14
Interests of Named Experts and Counsel ...............................         14
Securities Act Indemnification Disclosure ............................         15
Organization within the Last Five Years ..............................         15
Description of Business ..............................................         15
Plan of Operation ....................................................         21
Description of Property ..............................................         22
Certain Relationships and Related Transactions .......................         22
Market for Common Equity and Related Stockholder Matters .............         22
Executive Compensation ...............................................         23
Index to Financial Statements ........................................         24
Changes in or Disagreements with Accountants Disclosure ..............         24
Financial Statements .................................................         F-1
Available Information ................................................         25



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

                                     SUMMARY

Moranzo, Inc. was incorporated in Delaware on May 31, 1994. The Company was formed to develop a chain of full-service, white tablecloth Italian restaurants serving creatively prepared, premium quality cuisine based on authentic regional recipes. The Company's primary business plan objective is to offer guests the most authentic Italian dining experience available outside Italy. Management plans a menu including a wide variety of authentic Italian foods, featuring fresh ingredients and an extensive wine list featuring imported wines from Italy. Management used the intervening years to study existing Italian restaurant and bar operations, and to test and perfect their own version of an up-scale Italian restaurant operation for another business which Management controlled and owned. In May of 1998 the board of directors voted to seek capital and began development of the Company's business plan. During June 1998, the Company received its initial funding through the sale of common stock to investors. From inception until September 2000, the Company had no material operating activities.


                                    OFFERING

Securities                          Being Offered Up to 4,720,000 shares of
                                    common stock. See section entitled
                                    "Description of Securities to be
                                    Registered".

Securities Issued
And to be Issued                    9,520,000 shares of common stock were issued
                                    and outstanding as of the date of this
                                    prospectus. See section entitled
                                    "Description of Securities to be
                                    Registered".

Use of Proceeds                     We will not receive any proceeds from the
                                    sale of the common stock by the selling
                                    shareholders. See section entitled "Use of Proceeds".


                                  RISK FACTORS

While Management believes its estimates of projected occurrences and events are within the timetable of its business plan, there can be no guarantees or assurances that the results anticipated will occur. Shareholders and prospective investors should carefully consider the following risk factors:

        Planned Opening of New Restaurants. Our planned opening of new restaurants involves a number of risks, including:

        - uncertainties related to local demographics, tastes and preferences;

        -       local wages, costs and other legal and economic conditions;

        - the need to develop relationships with local distributors and suppliers for fresh produce, seafood, meats and other ingredients;

        -       potential difficulties related to management of operations; and

        - lack of market awareness or acceptance of our restaurant concept.

        We may not be successful in addressing these risks. We also may not be able to open our


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
        restaurants on a timely basis, or at all. Delays in opening or failure to open planned new restaurants could have a material adverse effect on our business and results of operations. We currently anticipate that a new restaurant will take several months to reach planned operating levels due to inefficiencies typically associated with opening a new restaurant, such as lack of market awareness, acceptance of our restaurant concept and inability to hire sufficient staff. Other factors include:

        - our ability to locate suitable restaurant sites or negotiate acceptable lease terms;

        - our ability to obtain required local, state and federal governmental approvals and permits related to construction of the sites;

        - our dependence on contractors to construct new restaurants in a timely manner;

        - our ability to attract, train and retain qualified and experienced restaurant personnel and management;

        - our ability to obtain local, state and federal permits for food and alcoholic beverages;

        -       our ability to operate our restaurants profitably;

        - our need for additional capital and our ability to obtain such capital on favorable terms or at all;

        - our ability to respond effectively to the intense competition in the full-service restaurant industry; and

        -       general economic conditions.

        If we are not able to successfully address these factors, our business and results of operations may be adversely impacted.

        Seasonality and Other Factors. The restaurant business is subject to seasonal fluctuations. Historically, restaurant sales have been higher during the second and third quarters of each fiscal year. In addition to seasonality, operating results may fluctuate significantly as a result of a variety of factors, including:

        - labor costs for our hourly and management personnel, including increases in federal or state minimum wage requirements;

        - fluctuations in food costs, particularly the cost of chicken, beef, fish, cheese and produce;

        -       the timing of new restaurant openings and related expenses;

        -       consumer confidence;

        -       changes in consumer preferences;

        - the level of competition from existing or new competitors in the full-service restaurant industry;

        -       impact of weather on revenues and costs of food; and

        -       general economic conditions.

        Competition and Lack of Resources to Compete Adequately. The restaurant industry is intensely competitive. There are many different segments within the restaurant industry that are distinguished by types of service, food types and price/value relationships. We plan to position our restaurants in the high-quality, full-service Italian food segment of the industry. Competition in our industry segment is based primarily upon food quality, price, restaurant ambiance, service and location. Although we believe we compete favorably with respect to each of these factors, many of our direct and indirect competitors are well-established and





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

        have substantially greater financial, marketing, personnel and other resources than we do. We will also compete with many other retail establishments for site locations. The performance of individual restaurants may also be affected by factors such as traffic patterns, demographic considerations and the type, number and proximity of competing restaurants. In addition, factors such as inflation, increased food, labor and employee benefit costs and the availability of experienced management and hourly employees may also adversely affect the restaurant industry in general and our restaurants in particular.

        Unanticipated Delays or Additional Costs of Construction. We will depend on contractors and real estate developers to construct our restaurants. Many factors may adversely affect the cost and time associated with the development and construction of our restaurants, including:


        -       labor disputes;

        -       shortages of materials and skilled labor;

        -       adverse weather;

        -       unforeseen engineering problems;

        -       environmental problems;

        - construction or zoning problems and local government regulations;

        -       modifications in design; and

        -       other unanticipated increases in costs.

        Any of these factors could give rise to delays or cost overruns which may prevent us from developing additional restaurants within our anticipated budgets or time periods. Any such failure could have a material adverse effect on our business and results of operations.

        Business Conditions in the Western Region. All our planned restaurants are located in the Western region of the United States. Accordingly, we are susceptible to fluctuations in our business caused by adverse economic or other conditions in this region, including natural or other disasters.

        Inability to Anticipate and React to Changing Food, Alcohol or Labor Costs. Based on Management's experience, restaurant operating costs principally consist of food (18%), alcohol (11%) and labor (19%) costs. Profitability is dependent on our ability to anticipate and react to changes in food and labor costs. Various factors beyond our control, including adverse weather conditions and governmental regulation, may affect our food costs. We may not be able to anticipate and react to changing food costs, whether through our purchasing practices, menu composition or menu price adjustment. In the event that food and labor price increases would cause us to increase our menu prices, we face the risk that our guests will choose to patronize lower-cost restaurants. Failure to react to changing food costs or to retain guests if we are forced to raise menu prices could have a material adverse effect on our business and results of operations. A substantial number of our employees will be subject to various minimum wage requirements. Minimum wage increases could have a material adverse effect on our business and results of operations.

        Adverse Publicity or Claims from our Guests. We may be the subject of complaints or litigation from guests alleging food-related illness, injuries suffered on the premises or other food quality, health or operational concerns. Adverse publicity resulting from such allegations



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

        may materially affect us and our restaurants, regardless of whether such allegations are true or whether we are ultimately held liable. We may also be the subject of complaints or allegations from current, former or prospective employees from time to time. A lawsuit or claim could result in an adverse decision against us that could have a material adverse effect on our business and results of operations.

        Failure to Obtain or Maintain Federal, State or Local Permits. The failure to maintain necessary licenses, permits or approvals, including food and alcoholic beverage licenses, or to comply with other government regulations could have a material adverse effect on our business and results of operations. In addition, difficulties or failures in obtaining required licenses and approvals may result in delays in, or cancellations of, the opening of new restaurants. Restaurants are subject to licensing and regulation by state and local health, environmental, labor relations, sanitation, building, zoning, land use and environmental regulations. There can be no assurance that we will be able to obtain necessary variances or other approvals on a cost-effective and timely basis in order to construct and develop new locations in the future. Changes in any or all of these laws or regulations could have a material adverse effect on our business and results of operations.

        If a Franchising Strategy is Adopted, We May be Unsuccessful in it's Implementation. We may use a franchise strategy in selected markets. If we adopt a franchising strategy, our failure to successfully execute a franchising program could adversely affect our business and results of operations. We have not yet established any criteria to evaluate prospective franchisees. We may be unable to identify and attract franchisees that have the business abilities or access to financial resources necessary to open our restaurants or to successfully develop or operate our restaurants in their franchise areas in a manner consistent with our standards.

        The Ability to Attract and Retain Highly Qualified Personnel. Our success and the success of our individual restaurants depend upon our ability to attract and retain highly motivated, well qualified management personnel, as well as a sufficient number of qualified employees, including guest service and culinary staff. Qualified individuals needed to fill these positions are in short supply. Our ability to recruit and retain such individuals may delay the planned opening of a new restaurant or result in higher employee turnover in existing restaurants, which could have a material adverse effect on our business or results of operations. The current officers, Mr. Giovannini and Mr. Bernardoni, are the sole officers and directors of the company and have control in directing the activities of the company. They are involved in other business activities and may, in the future, become involved in additional business opportunities. If a specific business opportunity becomes available, the officers and directors of the company may face a conflict of interest. The Company has not formulated a plan to resolve any conflicts that may arise. While the Company and its sole officers and directors have not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, they have verbally agreed to limit their roles in all other business activities to roles of passive investors and devote full time services to the Company after the Company raises capital of $7,500,000 through the sale of securities through a private placement and is able to provide officers' salaries per its business plan.

        Resources may be Strained in Implementing our Business Strategy. Our business strategy may place a strain on our management, financial and other resources. Although



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

        Management intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful. Management has no liquidation plans should the Company be unable to receive funding. Should the Company be unable to implement its business plan, Management would investigate all options available to retain value for the shareholders. Among the options that would be considered are: acquisition of a unique product or service, or a merger or acquisition of another business entity that has revenue and/or long-term growth potential. However, there are no pending arrangements, understandings or agreements with outside parties for acquisitions, mergers or any other material transactions.


                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward- looking statements. Out actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling of the shareholders.


                         DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. See section entitled "Selling Shareholders".


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly there will be no dilution to our existing shareholders.


                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.



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

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,720,000 shares of common stock offered through this prospectus. The shares include the following:

1. 59,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to
        Section 4(2) as amended of the Securities Act of 1933 and completed on June 30, 1998; and

2. 4,661,000 shares of our common stock that the selling shareholders acquired from us pursuant to an 80 for 1 forward stock split executed March 15, 2000.

The following table provides as of September 30, 2000, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.      The number of shares owned by each prior to this offering;

2.      The total number of shares that are to be offered for each;

3. The total number of shares that will be owned by each upon completion of the offering;

4.      The percentage owned by each; and

5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 9,520,000 shares outstanding on September 30, 2000.


                        Shares          Total of      Total        Percent
                        Owned Prior     Shares        Shares       Owned
Name of                 To This         Offered       After        After
Selling Shareholder     Offering        For Sale      Offering     Offering
---------------------------------------------------------------------------
Alice Arterberry          80,000          80,000         NIL         NIL
Lawrence Barrett          80,000          80,000         NIL         NIL
John Batliner            320,000         320,000         NIL         NIL
Brian Belknap            160,000         160,000         NIL         NIL
David Bounds              80,000          80,000         NIL         NIL
Serena Boyd               80,000          80,000         NIL         NIL
Theodore Daniels          80,000          80,000         NIL         NIL
Richard Davis             80,000          80,000         NIL         NIL
Victor Farley             80,000          80,000         NIL         NIL
Dominique Feeley          80,000          80,000         NIL         NIL
Adolph Guerrero           80,000          80,000         NIL         NIL
Daniel Heavlin            80,000          80,000         NIL         NIL
Mary Heavlin              80,000          80,000         NIL         NIL
William Howe              80,000          80,000         NIL         NIL
Nichole Hudson           320,000         320,000         NIL         NIL



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

Cheryl Kozlowski               80,000          80,000         NIL         NIL
Ray Kruger                     80,000          80,000         NIL         NIL
Russell Lajoie                 80,000          80,000         NIL         NIL
Jaime Lara                     80,000          80,000         NIL         NIL
Jill Ann Lewis                 80,000          80,000         NIL         NIL
Sean Manning                   80,000          80,000         NIL         NIL
Bill McMillen                  80,000          80,000         NIL         NIL
John Neel                      80,000          80,000         NIL         NIL
Shannon Nevett                320,000         320,000         NIL         NIL
Dianne Newman                  80,000          80,000         NIL         NIL
Leslie O'Keefe                 80,000          80,000         NIL         NIL
Kurt Pierson                   80,000          80,000         NIL         NIL
Ryan Ramos                     80,000          80,000         NIL         NIL
Gerrie Rikert                  80,000          80,000         NIL         NIL
Elizabeth Schier               80,000          80,000         NIL         NIL
Rosemary Shaber                80,000          80,000         NIL         NIL
James Shafer                   80,000          80,000         NIL         NIL
Maureen Sipple                 80,000          80,000         NIL         NIL
Garry Smith                    80,000          80,000         NIL         NIL
Terry Smith                    80,000          80,000         NIL         NIL
Shirley Spittle                80,000          80,000         NIL         NIL
Andrew Stamets                 80,000          80,000         NIL         NIL
Christopher Stapleton          80,000          80,000         NIL         NIL
L.E. Stapleton                 80,000          80,000         NIL         NIL
Rosemary Stapleton             80,000          80,000         NIL         NIL
Margaret Sturtevant            80,000          80,000         NIL         NIL
Toshaiki Tachikawa             80,000          80,000         NIL         NIL
Sharon Thompson                80,000          80,000         NIL         NIL
Kenneth Twedt                  80,000          80,000         NIL         NIL
Rodger Ward                    80,000          80,000         NIL         NIL
Terry Westergard               80,000          80,000         NIL         NIL
Richard White                  80,000          80,000         NIL         NIL
Leonard Womack                 80,000          80,000         NIL         NIL
Marvin Woodring                80,000          80,000         NIL         NIL


To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Moranzo other than as a shareholder as noted above at any time within the past three years; or

2.      Has ever been an officer or director of Moranzo.


                              PLAN OF DISTRIBUTION

        The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:



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

1. on such public markets or exchanges as the common stock may from time to time be trading;

2.      in privately negotiated transactions;

3.      through the writing of options on the common stock;

4.      in short sales; or

5.      in any combination of these methods of distribution.

The sales price to the public may be:

1.      the market price prevailing at the time of sale;

2.      a price related to such prevailing market price; or

3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;

2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer;

        and


3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                LEGAL PROCEEDINGS

The Company is not currently involved in any legal proceedings and is not aware of any pending or potential legal actions.

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                               AND CONTROL PERSONS

The Directors and Officers of the Company, all of those whose one year terms will expire 3/31/01, or at such a time as their successors shall be elected and qualified are as follows:

Name & Address                      Age     Position          Date First Elected        Term Expires
--------------                      ---     --------          ------------------        ------------
Carlo Giovannini                    67      President,        6/15/94                   5/20/01
566 Port Harwick                            Director
Chula Vista, CA 91913

Roberto Bernardoni                  54      Secretary,        6/15/94                   5/20/01
566 Port Harwick                            Treasurer,
Chula Vista, CA 91913                       Director

Each of the foregoing persons may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgement, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Resumes

Carlo Giovannini

1991 - Present          Manager and shareholder of Trattoria La Strada
                        Restaurants, San Diego, California. Responsible for purchasing, supervision of office, bar and food service managers, staff training programs, advertising, new restaurant site selection, new restaurant construction - interior design - leasehold improvements. Implemented customer satisfaction, public relations, and regional restaurant "best of" contest programs that have earned
                        La Strada restaurants consistent top food and top overall Italian restaurant awards in Southern California regional contests every year since 1991.

1991 - Present          Board of directors member and shareholder, Becar
                        Corporation, San Diego, California. The Company imports
                        Italian marble, granite, and furniture for sale throughout the United States.


Roberto Bernardoni

1991 - Present          Chef and shareholder of Trattoria La Strada Restaurants,
                        San Diego, California. Responsible for implementation of culinary design, creation and implementation of new menu dishes, managing all kitchen personnel, cuisine quality control, daily menu food selections. Originally from Florence, Italy, his speciality is Tuscan cuisine solely in an up-scale meal price range. Designed and manages a "just in time delivery" food inventory system and daily advance baking and pasta preparation systems in order to serve only fresh food each day.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information on the ownership of the Company's voting securities by Officers, Directors and major shareholders as well as those who own beneficially more than five percent of the Company's common stock through the most current date - September 30, 2000:

Title Of          Name &                                      Amount &                  Percent
Class             Address                                     Nature of owner           Owned
-----             -------                                     ---------------           -----
Common            Carlo Giovannini                            2,400,000                 25.5%
                  566 Port Harwick
                  Chula Vista, CA 91913

Common            Roberto Bernardoni                          2,400,000                 25.5%
                  566 Port Harwick
                  Chula Vista, CA 91913

Total Shares Owned by Officers & Directors
As a Group                                                    4,800,000                 51%

(A) Mr. Giovannini received for administrative services 30,000 shares of the Company's common stock on March 15, 1998. 2,370,000 shares of the Company's common stock were issued to him per an 80 for 1 forward stock split on March 15, 2000.

(B) Mr. Bernardoni received for administrative services 30,000 shares of the Company's common stock on March 15, 1998. 2,370,000 shares of the Company's common stock were issued to him per an 80 for 1 forward stock split on March 15, 2000.

                            DESCRIPTION OF SECURITIES

The Company's Certificate of Incorporation authorizes the issuance of 50,000,000 Shares of Common Stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding Common Stock is, and the shares offered by the Company pursuant to this offering will be, when issued and delivered, fully paid and non-assessable.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Jennifer Pulver, our independent counsel, has provided an opinion on the validity of our common stock.

        DISCLOSURE OF COMMISSION POSITION FOR SECURITIES ACT LIABILITIES

The Company's By-Laws allow for the indemnification of Company Officers and Directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.
We will then be governed by the court's decision.



                       ORGANIZATION WITHIN LAST FIVE YEARS

The Company was incorporated in Delaware on May 31, 1994. In May of 1998 the board of directors voted to seek capital and began development of the Company's business plan. During June 1998, the Company received its initial funding through the sale of common stock to investors.


                             DESCRIPTION OF BUSINESS

Form And Year Of Organization

Moranzo, Inc. was incorporated in Delaware on May 31, 1994. The Company was formed to develop a chain of full-service, white tablecloth Italian restaurants serving creatively prepared, premium quality cuisine based on authentic regional recipes. Management used the intervening years to study existing Italian restaurant and bar operations, and to test and perfect their own version of an up-scale Italian restaurant operation for another business which Management controlled and owned. In May of 1998 the board of directors voted to seek capital and began development of the Company's business plan. During June 1998, the Company received its initial funding through the sale of common stock to investors. From inception until July 2000, the Company had no material operating activities.

Any Bankruptcy, Receivership, Or Similar Proceeding

There have been no bankruptcy, receivership or similar proceedings.

Any Material Reclassification, Merger, Consolidation, Or Purchase Or Sale Of A Significant Amount Of Assets Not In The Ordinary Course Of Business

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Principal Products Or Services And Their Markets

The Company's primary business plan objective is to offer guests the most authentic Italian dining experience available outside Italy. Management plans a menu including a wide variety of authentic Italian foods, featuring fresh ingredients and an extensive wine list featuring imported wines from Italy. The Company's strategy to achieve these objectives includes the following key elements:

        Offer Premium Quality, Authentic Regional Italian Cuisine. The Company will seek to differentiate its restaurants from other restaurants in the Italian food segment by offering creatively prepared, premium quality Italian cuisine based on authentic regional recipes. The core menu served at both lunch and dinner will feature a variety of dishes from the Tuscany region, including house-made pasta, poultry and game roasted over a wood-fired rotisserie, meat and fresh fish from a charcoal grill, soups and salads. Italian appetizers (antipasti), creative desserts prepared on-site, full liquor service and an extensive wine list emphasizing imported Italian varietals will be offered. Hand-made breads and rolls, baked daily and based on original Italian recipes, will be served with olive oil, providing an authentic and high quality complement to the menus. The menu will also include several low-salt, low-fat selections for health or diet-conscious guests. Native-born Italian chefs will develop all of the core menu items, which will vary depending on the seasonal availability of raw ingredients. From medieval times to today, Tuscan cuisine has been tied to the agriculture of the area: the olive tree, the vineyard, vegetables from peas to leeks, variations of colors from the green of kale to the white of the cannelloni bean, to the dark brown of the chestnut flour. All of these things are in perfect harmony with the land that produces them, and Tuscan chefs have carefully preserved the antique recipes, based directly on the local resources. Italians have long regarded the Tuscan cuisine as the best because of its simplicity and use of only the finest ingredients. The Company's chefs will also develop specialty menu items each month based on the local cuisine and culinary style of one of Italy's other geographic regions as part of the Company's marketing program. Each specialty menu is intended to capture both the unique flavors and culinary style that characterize that region's local cuisine and will include items based on produce, cheese, meat, poultry and seafood indigenous to the region. Selected wines of the region will be offered to complement the menu items.

        Create a Distinctive Authentic Italian Atmosphere. The Company will create a distinctive authentic Italian atmosphere with restaurant designs unique to each location. The restaurants' sophisticated, yet intimate and friendly atmosphere is intended to be suitable for a variety of meal occasions. Exhibition kitchens with wood-fired rotisseries, charcoal grills and ovens in full display of the guests will create appealing cooking aromas to reinforce the guests' perception of quality, freshness and authenticity. Design elements, which may include European slate floors, marble bars, mahogany trim, outdoor piazzas, hand-painted ceilings and fine art, will be selected to evoke the charm and elegance of a memorable dining experience in Italy. The tables will be a mix of booths and free-standing tables and chairs, dressed with white tablecloths and Italian flatware. In addition to dining room service, food will be available at the liquor/espresso bar, and where location and weather permits at outdoor "sidewalk" tables.

        Focus on Service. Management's emphasis on service will be an important factor in the Company's success. Significant resources will be invested in the training of its service personnel and each restaurant will be staffed with an experienced management team to ensure attentive guest service, consistent high standard of food quality and impeccable cleanliness. Service is intended to be professional and friendly yet not intrusive. Through employee and guest questionnaires, the Company will request valuable feedback and implement measures designed to reinforce its commitment to outstanding service and guest satisfaction.

        Provide a Superior Work Environment. The Company believes that qualified, knowledgeable employees are critical to its success. By providing extensive training, attractive compensation and significant opportunities for employee feedback and advancement, Management will seek to foster a strong corporate culture that will help attract and retain highly qualified employees.


Distribution Methods Of Products Or Services

The Company believes that providing an authentic Italian dining experience by offering quality food, wine and bakery products, distinctive decor, enthusiastic service and an attractive price-value relationship is the most effective approach to attracting new and repeat guests. Accordingly, the Company will also rely on reputation, local reviews and awards and word-of-mouth to promote its restaurants in each community in which it operates. The Company will also implement a program of marketing and public relations activities designed to create market awareness. To encourage repeat patronage, the Company has developed a program of innovative specialty menu items which rotate monthly, based on authentic recipes from one of Italy's geographic regions. Menu items are accompanied by selected wines from the region and a regional bread is provided by the restaurant's bakery. Mailers describing each month's offering will be sent monthly to businesses and households in geographic proximity to the restaurant. Other marketing concepts that may be pursued include both on-site and off-site activities, such as large party, special event and meeting catering, bread and baked goods classes, food and wine tasting, chef demonstrations, and programs designed to encourage concierges from local hotels and office buildings to recommend the Company's restaurant to their clients. Other public awareness activities may include participation in community activities, such as fund-raisers for schools, hospitals and other non-profit organizations.

Management considers location to be a critical factor in determining a restaurant's long-term success, the Company will devote significant effort to the site selection process. The Company's site selection strategy is to locate restaurants in affluent urban and suburban areas, located near or on main traffic routes. The Company will take into account a variety of local factors, including demand and consumer preferences, competition, availability of suitable locations and personnel, local demographics and household income levels, as well as specific site characteristics, such as visibility, accessibility, traffic volume and proximity to activity centers such as shopping areas, hotels, offices and universities. Once an appropriate site has been identified Management will determine the most beneficial lease option available. Traditionally, leases for new upscale restaurants are structured in one of two ways: The Turn-Key Deal, wherein the landlord is in charge of construction and can finance the development of the building utilizing the tenant's plans. There would usually be a maximum on the landlord's share of construction costs and the minimum rent would be based on the cost of construction plus some stipulated amount for land value. The second option is the Construction Allowance Deal wherein the tenant would control the construction and negotiate a construction allowance from the landlord. The allowance is payable in progress payments as the project is completed. In addition to the construction cost/land value base rent, an additional rent amount is paid as a percent of gross business, typically a range of 4% to 7% of sales. Lessee's are typically responsible for a percentage of the property taxes on the restaurant structure.

Status Of Any Publicly Announced New Product Or Service

The Company has no new product or service planned or announced to the public.

Competitive Business Conditions And The Small Business Issuer's Competitive Position In The Industry And Methods Of Competition

The restaurant industry is intensely competitive. There are many different segments within the restaurant industry that are distinguished by types of service, food types and price/value relationships. We plan to position our restaurants in the high-quality Italian food segment of the industry. In this segment the direct competitors include both national chains and numerous privately operated local restaurants. Competition in this segment is based primarily upon food quality, price, restaurant ambiance, service and location. While the Company believes that its restaurants are distinctive in design and operating concept, other companies may develop restaurants that operate with similar concepts. The restaurant business is often affected by changes in consumer tastes, national, regional or local economic conditions, demographic trends, consumer confidence in the economy, discretionary spending priorities, weather conditions, tourist travel, traffic patterns, and the type, number and location of competing restaurants. Although the Company believes it can compete favorably with respect to each of these factors, many of its direct and indirect competitors are well-established and have substantially greater financial, marketing, personnel and other resources. Management is not aware of any significant barriers to the Company's entry into the restaurant market, however, the Company at this time has no market share of this market.

Sources And Availability Of Raw Materials And The Names Of Principal Suppliers

Management will rely on their combined experience and knowledge in the restaurant business to arrange for the procurement of its food and supplies. To ensure freshness and quality, maintain low inventory levels and facilitate the unique preparation of menu items, the Company will purchase most of its ingredients in an unprocessed state. In order to maximize operating efficiencies and to provide the freshest ingredients for its food products, the management team of each restaurant will determine the daily quantities of food items needed and order accordingly. The Company's ability to ensure a consistent supply of high-quality food and supplies at competitive prices depends upon identifying and maintaining relationships with reliable vendors. Management plans to utilize multiple vendors, competitive bids, long-term contracts and long-term vendor relationships to ensure availability of products and stability of costs. International contacts maintained by Management will facilitate the importation of wines and other Italian commodities at favorable cost and exchange rates. The Company will enter into agreements with vendors per its business plan after raising capital during the first six months of its plan.

Management Information Systems

The Company plans to use existing, off-the-shelf integrated management information systems in all of its restaurants. These systems include a computerized point-of-sale system which facilitates the movement of guest food and beverage orders between the guest areas and kitchen and bar, controls cash, handles credit card authorizations and provides management with revenue data. The system also includes a computerized time management system to calculate the time worked by each employee, and allows management to gather data and schedule labor hours and produce payroll reports. Additionally, a back-office system for processing daily and weekly paperwork (sales, accounts payable, labor and inventory) will be utilized to generate operating statements. The system will also allow management to review the mix of menu items in order to better match guest preferences and improve profitability.


Dependence On One Or A Few Major Customers

The Company will not depend on any one or a few major customers. The Company intends to begin its initial operations in San Diego during the first year of its business plan and expand operations into Los Angeles and San Francisco in the second year. California is the nation's largest restaurant market with sales 60% higher than either of the next two largest states (Texas and Florida).

According to the National Restaurant Association's 2000 Industry Forecast, consumer interest in the variety of tastes and experiences at table-service restaurants has fueled a resurgence in the full-service restaurant industry. With full-service sales projected to reach $128.1 billion in 2000 - up 5.9% from $121 billion in 1999 - the magnitude of the projected sales gain in the past five years is $31.7 billion or 33%, well ahead of the projected 23% increase for fast-food. In their 1999 Tableservice Operator Survey, more than 8 out of 10 restauranteurs reported that consumers have higher expectations for both the quality and consistency of food and service and traditional fine- dining hallmarks such as freshness of ingredients, quality of service, ambiance and presentation are areas with increasing customer expectations.

Restaurant industry growth has been led by states in the South and the West, fueled by strong gains in population, employment and personal income, 18 of the top 20 states are all located in one of those two regions. With projected eating-place sales of $30.4 billion, California is expected to lead the nation in sales volume in 2000. ((C) National Restaurant Association, 2000)

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements Or Labor Contracts, Including Duration

The Company has no current plans for any registrations such as patents, trademarks, copyrights, concessions, royalty agreements or labor contracts. When the Company has sufficient funding, management will seek legal council to determine if any such registrations would be in its best interests. The Company may utilize a franchise strategy in selected markets. To date, Management has not yet established any criteria to evaluate prospective franchisees.

Need For Government Approval Of Principal Products Or Services and the Effect Of Existing Or Probable Governmental Regulations On The Business

The Company's restaurants will be subject to licensing and regulation by state and local health, sanitation, safety, fire and other authorities. The development and construction of new restaurant sites will be subject to compliance with applicable zoning, land use and environmental, traffic and other regulations. Regulations governing the sale of alcoholic beverages require licensing by each site (in most cases, on an annual basis) and licenses may be revoked or suspended for cause at any time. The regulations relate to many aspects of restaurant operation, including the minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. The failure of a restaurant to obtain or retain these licenses would adversely affect the restaurant's operations. The Company may also be subject in certain states to "dram-shop" statutes, which generally provide an injured party recourse against an establishment that wrongfully serves alcoholic beverages to an intoxicated person causing the injury. As appropriate, the Company shall seek to obtain liability insurance against such potential liability.

The Company will be subject to federal and state minimum wage laws and other laws governing such matters as overtime, tip credits, working conditions, safety standards, and hiring and employment practices. The Company will also be required to monitor its facilities for compliance with the Federal Americans With Disabilities Act (ADA) and related state statutes in order to conform to their requirements. Under the ADA the Company could be required to expend funds to modify its restaurants to make them more readily accessible to disabled persons, to better provide service to disabled persons, or to make reasonable accommodation for the employment of disabled persons.

Estimate Of The Amount Spent During Each Of The Last Two Fiscal Years On Research And Development Activities, And If Applicable The Extent To Which The Cost Of Such Activities Are Borne Directly By Customers

The Company has not expended funds for research and development costs since inception.


Costs And Effects Of Compliance With Environmental Laws

Environmental regulations have had no materially adverse effect on the Company's operations to date. The Company will be required to comply with environmental regulation regarding the disposal of used cooking oil. Management is familiar with several companies, such as Darling International and Whistler, Inc., which provide efficient and ecologically sound ways to dispose of used oils. These companies typically provide a restaurant with a stainless steel container that is installed inside the restaurant to receive the spent oil; at pick-up time, the oil is pumped directly into a tanker truck through an outside valve, so that kitchen operations are not disrupted. Public interest in the protection of the environment has increased dramatically in recent years and the trend toward more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of the Company could be adversely affected.

Number Of Total Employees And Number of Full Time Employees

The Company's only current employees are its two officers who will devote as much time as the board of directors determines is necessary to manage the affairs of the Company. The officers intend to work on a full time basis when the Company raises capital per its business plan. The Company's business plan calls for hiring 58 new employees during the next twelve months.

Reports To Security Holders

The Company's bylaws do not require the Company to deliver an annual report to its shareholders, and the Company has not provided an annual report to its shareholders in the past. The Company is voluntarily filing this Form SB-2 in order to make its financial information equally available to any interested parties or investors. The Company will be subject to the disclosure rules of Regulation S-B for a small business issuer under the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company anticipates it will become subject to disclosure filing requirements effective sixty days after the date the Securities and Exchange Commission accepts its original Form SB-2 filing, and, after that date, will be required to file Form 10-KSB annually and Form 10-QSB quarterly. In addition, the Company will be required to file Form 8 and other proxy and information statements from time to time as required.

The public may read and copy any materials the Company files with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street, N. W., Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with SEC.

Year 2000 Disclosure

Before 2000, business users of computers were aware that time-sensitive software might cause their computer systems to recognize a date using "00" as the year 1900 rather than the year 2000. Computer users were concerned that this software date problem might result in system failures or miscalculations causing disruption of normal business activities, primarily in the first weeks of 2000.

The Company's Management has hands-on familiarity with all of the software that will be utilized in its business plan and has experienced no Year 2000 related systems problems as of the date of this filing. Management has discussed Year 2000 computer systems issues with proposed goods and services suppliers for the Company's business plan and they have confirmed their computer related systems are already Year 2000 compatible.

As of the date of this filing, Management has made no Year 2000 compliance plans, other than to plan purchases of computer systems and software which are already Year 2000 compatible. Management has no Year 2000 contingency plans and does not intend to prepare future contingency plans related to Year 2000 compliance worst case scenarios.

                                PLAN OF OPERATION

The Company's current cash balance is $5,900. Management believes the current cash balance is sufficient to fund the current minimum level of operations through March 2001, however, in order to advance the Company's business plan the Company must raise capital through the sale of equity securities. To date, the Company has sold $5,900 in equity securities. Sales of the Company's equity securities have allowed the Company to maintain a positive cash flow balance.

The Company's two year business plan encompasses the following steps to implement its goals: during months one through six raise capital of $7,500,000 through the sale of common stock in a private placement; during months seven through twelve budget $2,870,000 for its first restaurant to include $1,200,000 for construction costs, $350,000 for pre-opening costs, and monthly operating expenses of $220,000, which includes $13,000 for two full-time chefs, $35,000 for service and support personnel, $49,000 for food and alcohol costs, $9,000 for advertising and promotional expenses, and $20,000 for rent.

The Company will only be able to advance its business plan after it receives capital funding through the sale of equity securities. After raising capital, Management intends to hire employees, lease retail space in San Diego, California, build-out the site including the purchase of equipment and furnishings, and begin development of its operations. The Company intends to use its equity capital to fund the Company's business plan during the next twelve months as cash flow from sales is not estimated to begin until year two of its business plan. The Company will face considerable risk in each of its business plan steps, such as difficulty of hiring competent personnel within its budget, difficulty in securing a suitable restaurant location, and a shortfall of funding due to the Company's inability to raise capital in the equity securities market. If no funding is received during the next twelve months, the Company will be forced to rely on its existing cash in the bank and funds loaned by the directors and officers. The Company's officers and directors have no formal commitments or arrangements to advance or loan funds to the Company. In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

There are no current plans for additional product research and development. The Company plans to purchase approximately $255,000 in equipment, furnishings, computers, and software during the next twelve months from proceeds of its equity security sales. The Company's business plan provides for an increase of 58 employees during the next twelve months.


                             DESCRIPTION OF PROPERTY

The Company's principal executive office address is 566 Port Harwick, Chula Vista, CA 91913. The principal executive office and telephone number are provided by an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. Management considers the Company's current principal office space arrangement adequate until such time as the Company achieves its business plan goal of raising capital of $7,500,000 and then begins hiring new employees per its business plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Bernardoni, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes.


       MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
                            OTHER SHAREHOLDER MATTERS

The Company plans to file for trading on the OTC Electronic Bulletin Board which is sponsored by the National Association of Securities Dealers (NASD). The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids", "asks" and volume.

As of the date of this filing, there is no public market for the Company's securities. As of September 30, 2000, the Company had 50 shareholders of record. The Company has paid no cash dividends. The Company has no outstanding options. The Company has no plans to register any of its securities under the Securities Act for sale by security holders. There is no public offering of equity and there is no proposed public offering of equity.


                             EXECUTIVE COMPENSATION

The company's current officers receive no compensation.

                           SUMMARY COMPENSATION TABLE


                                                        Other
Name &                                                  annual      Restricted                 LTIP        All other
principle                         Salary      Bonus     compen-     stock         Options      Payouts     compen-
position              Year         ($)         ($)      sation ($)  awards ($)      SARs         ($)       sation ($)
--------              ----         ---         ---      ----------  ----------      ----         ---       ----------
C Giovannini          1998         -0-         -0-         -0-        3,000          -0-         -0-         -0-
President             1999         -0-         -0-         -0-         -0-           -0-         -0-         -0-
                      2000         -0-         -0-         -0-         -0-           -0-         -0-         -0-

R Bernardoni          1998         -0-         -0-         -0-        3,000          -0-         -0-         -0-
Sec. - Tres           1999         -0-         -0-         -0-         -0-           -0-         -0-         -0-
                      2000         -0-         -0-         -0-         -0-           -0-         -0-         -0-



There are no current employment agreements between the Company and its executive officers.

The Board agreed to pay Mr. Giovannini, for administrative services, 30,000 shares of the Company's common stock on March 15, 1998. The stock was valued at the price unaffiliated investors paid for stock sold by the Company, $.10 per share. On March 15, 2000, 2,370,000 shares of the Company's common stock were issued to him per an 80 for 1 stock split.

The Board agreed to pay Mr. Bernardoni, for administrative services, 30,000 shares of the Company's common stock on March 15, 1998. The stock was valued at the price unaffiliated investors paid for stock sold by the Company, $.10 per share. On March 15, 2000, 2,370,000 shares of the Company's common stock were issued to him per an 80 for 1 stock split.

The terms of these stock issuances were as fair to the Company, in the Board's opinion, as could have been made with an unaffiliated third party.

The officers currently devote an immaterial amount of time to manage the affairs of the Company. The Directors and Principal Officers have agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide proper salaries to all Officers and compensation for Directors' participation. The Officers and the Board of Directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include stock sales, restaurant sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $25,000 at each month end. When positive cash flow reaches $25,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will that benefits the Company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Corporation or any of its subsidiaries, if any.


                              FINANCIAL STATEMENTS

The audited financial statements of the Company for the years ended March 31, 2000 and 1999, and the period ended August 31, 2000 and related notes which are included in this offering have been examined by Barry L. Friedman, PC, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.



       CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
                            AND FINANCIAL DISCLOSURE

                                  MORANZO, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS
                                 August 31, 2000
                                 March 31, 2000
                                 March 31, 1999

                                TABLE OF CONTENTS


                                                                               PAGE #
                                                                               ------
INDEPENDENT AUDITORS REPORT                                                       F1

ASSETS                                                                            F2

LIABILITIES AND STOCKHOLDERS' EQUITY                                              F3

STATEMENT OF OPERATIONS                                                           F4

STATEMENT OF STOCKHOLDERS' EQUITY                                                 F5

STATEMENT OF CASH FLOWS                                                           F6

NOTES TO FINANCIAL STATEMENTS                                                 F7-F11

                      [BARRY L. FRIEDMEN, P.C. LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT


Board of Directors                                             September 1, 2000
Moranzo, Inc.
Chula Vista, California

        I have audited the accompanying Balance Sheets of Moranzo, Inc. (A Development Stage Company), as of August 31, 2000, March 31, 2000, and March 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the period April 1, 2000, to August 31, 2000, and the two years ended March 31, 2000, and March 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

        I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

        In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Moranzo, Inc. (A Development Stage Company), as of August 31, 2000, March 31, 2000, and March 31, 1999, and the related statements of operation, stockholders' equity and cash flows for the period April 1, 2000, to August 31, 2000, and the two years ended March 31, 2000, and March 31, 1999, in conformity with generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Barry L. Friedman
---------------------------
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV  89123
(702) 361-8414



                                     - F1 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


                                  BALANCE SHEET


                                     ASSETS


                                 August         March           March
                                31, 2000       31, 2000       31, 1999
                                --------       --------       --------
CURRENT ASSETS

    CASH                         $5,900         $5,900         $5,900
                                 ------         ------         ------

    TOTAL CURRENT ASSETS         $5,900         $5,900         $5,900
                                 ------         ------         ------

OTHER ASSETS                     $    0         $    0         $    0
                                 ------         ------         ------

    TOTAL OTHER ASSETS           $    0         $    0         $    0
                                 ------         ------         ------

TOTAL ASSETS                     $5,900         $5,900         $5,900
                                 ------         ------         ------



    The accompanying notes are an integral part of these financial statements



                                     - F2 -

                                  Moranzo, Inc.
                          (A Development Stage Company)

                                  BALANCE SHEET

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                         August         March          March
                                        31, 2000       31, 2000       31, 1999
                                        --------       --------       --------
CURRENT LIABILITIES                      $    0         $    0         $    0
                                         ------         ------         ------

    TOTAL CURRENT LIABILITIES            $    0         $    0         $    0
                                         ------         ------         ------

STOCKHOLDERS' EQUITY (Note #4)

    Common stock
    Par value $0.00001
    Authorized 20,000,000 shares
    Issued and outstanding at

    March 31, 1999 -
    119,000 shares                                                     $    2

    March 31, 2000 -
    9,520,000 shares
                                                        $   96
    Common stock
    Par value $0.001
    Authorized 50,000,000 shares
    Issued and outstanding at

    August 31, 2000 -
    9,520,000 shares                     $9,520

    Additional Paid-In Capital           +2,380        +11,804        +11,898

    Deficit accumulated during
    The Development stage                -6,000         -6,000         -6,000

TOTAL STOCKHOLDERS' EQUITY               $5,900         $5,900         $5,900
                                         ------         ------         ------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                     $5,900         $5,900         $5,900
                                         ------         ------         ------



    The accompanying notes are an integral part of these financial statements



                                     - F3 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


                             STATEMENT OF OPERATIONS


                                April 1,             Year              Year            May 31,1994
                                2000, to            Ended              Ended           (Inception)
                                Aug. 31,           Mar. 31,           Mar. 31,         to Aug. 31,
                                  2000               2000               1999               2000
                               ----------         ----------         ----------         ----------
INCOME
Revenue                        $        0         $        0         $        0         $        0
                               ----------         ----------         ----------         ----------


EXPENSES

General, Selling and
Administrative                 $        0         $        0         $        0         $    6,000
                               ----------         ----------         ----------         ----------


        TOTAL EXPENSES         $        0         $        0         $        0         $    6,000
                               ----------         ----------         ----------         ----------


NET PROFIT/LOSS (-)            $        0         $        0         $        0         $   -6,000
                               ----------         ----------         ----------         ----------



Net loss per share -
 Basic and diluted
 (Note #2)                     $      NIL         $      NIL         $      NIL         $   -.0006
                               ----------         ----------         ----------         ----------


Weighted average
Number of common
shares outstanding              9,520,000          9,520,000          9,520,000          9,520,000
                               ----------         ----------         ----------         ----------



    The accompanying notes are an integral part of these financial statements



                                     - F4 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                Additional         Accumu-
                              Common            Stock            paid-in           lated
                              Shares            Amount           Capital           Deficit
                              ------            ------           -------           -------
Balance,
March 31, 1998                 60,000         $       1         $   5,999          $ -6,000

June 30, 1998
Issued For Cash                59,000                 1             5,899

Net loss year ended
March 31, 1999                                                                            0
                            ---------         ---------         ---------         ---------

Balance,
March 31, 1999                119,000         $       2         $  11,898         $  -6,000

March 15, 2000
Forward Stock Split
80 For 1                    9,401,000               +94               -94

Net loss year ended
March 31, 2000                      0
                            ---------         ---------         ---------         ---------

Balance,
March 31, 2000              9,520,000         $      96         $  11,804          $ -6,000

June 19, 2000
Changed Par Value
From $0.00001
To $0.001                                        +9,424            -9,424

Net loss year ended
April 1, 2000 to
August 31, 2000                                                                           0
                            ---------         ---------         ---------         ---------

Balance,
August 31, 2000             9,520,000         $   9,520         $   2,380          $ -6,000
                            ---------         ---------         ---------         ---------



    The accompanying notes are an integral part of these financial statements



                                     - F5 -

                                  Moranzo, Inc.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                                 April 1,        Year           Year         May 31,1994
                                 2000, to        Ended          Ended        (Inception)
                                 Aug. 31,       Mar. 31,       Mar. 31,      to Aug. 31,
                                  2000           2000           1999            2000
                                 ------         ------         ------         -------
Cash Flows from
Operating Activities

    Net Loss                     $    0         $    0         $    0         $-6,000

    Adjustment to
    Reconcile net loss
    To net cash provided
    by operating
    Activities
    Issue Common Stock
    For Services                      0              0              0          +6,000

Changes in assets and
Liabilities                           0              0              0               0
                                 ------         ------         ------         -------


Net cash used in
Operating activities             $    0         $    0         $    0         $     0

Cash Flows from
Investing Activities                  0              0              0               0

Cash Flows from
Financing Activities

    Issuance of Common
    Stock for Cash                    0              0              0          +5,900
                                 ------         ------         ------         -------

Net Increase (decrease)          $    0         $    0         $    0         $+5,900

Cash,
Beginning of period               5,900          5,900          5,900               0
                                 ------         ------         ------         -------

Cash,
End of Period                    $5,900         $5,900         $5,900         $ 5,900
                                 ------         ------         ------         -------



    The accompanying notes are an integral part of these financial statements



                                     - F6 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


                 NOTES TO FINANCIAL STATEMENTS August 31, 2000,
                       March 31, 2000, and March 31, 1999



NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

        The Company was organized May 31, 1994, under the laws of the State of Delaware as Moranzo, Inc. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Accounting Method

                The Company records income and expenses on the accrual method.

        Estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and equivalents

                The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of August 31, 2000.



                                     - F7 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


              NOTES TO FINANCIAL STATEMENTS (CONTINUED) August 31,
                    2000, March 31, 2000, and March 31, 1999


               NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Income Taxes

                Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.


        Reporting on Costs of Start-Up Activities

                Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.

        Loss Per Share

                Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of August 31, 2000, the Company had no dilative common stock equivalents such as stock options.



                                     - F8 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


              NOTES TO FINANCIAL STATEMENTS (CONTINUED) August 31,
                    2000, March 31, 2000, and March 31, 1999


         NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


        Year End

        The Company has selected March 31st as its fiscal year-end.

        Policy In regards to Issuance of Common Stock in a Non-Cash Transaction

        The company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.

        Year 2000 Disclosure

        The Y2k issue had no effect on this Company.

NOTE 3 - INCOME TAXES

        There is no provision for income taxes for the period ended August 31, 2000. The Company's total deferred tax asset as of March 31, 2000, is as follows:

              Net operation loss carry forward                     $       6,000
              Valuation allowance                                  $       6,000

              Net deferred tax asset                               $           0


        The federal net operating loss carry forward will expire before 2019.

        This carry forward may be limited upon the consummation of a business combination under IRC Section 381.



                                     - F9 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


              NOTES TO FINANCIAL STATEMENTS (CONTINUED) August 31,
                    2000, March 31, 2000, and March 31, 1999


NOTE 4 - STOCKHOLDERS' EQUITY

        Common Stock

        The authorized common stock of the corporation consists of 50,000,000 shares with a par value $0.001 per share.

        Preferred Stock

        Moranzo, Inc. has no preferred stock.

        On March 15, 1998, the Company issued 60,000 shares of its $0.00001 par value common stock in consideration of $0.10 per-share ($6,000.00) to its directors, for services.

        On June 30, 1998, the Company issued 59,000 shares of its $0.00001 par value common stock for cash of $5,900.

        On March 15, 2000, the Company approved a forward stock split on the basis of 80 for 1, thus increasing the common stock from 119,000 shares 9,520,000 shares.

        On June 19, 2000, the State of Delaware approved the Company's restated Articles of Incorporation, which changed the par value from $0.00001 to $0.001 and increased the authorized common shares from 20,000,000 common shares to 50,000,000 common shares.



NOTE 5 - GOING CONCERN

        The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and/or directors have informally committed to advancing the operating costs of the Company interest free, if necessary.



                                     - F10 -

                                  Moranzo, Inc.
                          (A Development Stage Company)


                NOTES TO FINANCIAL STATEMENTS (Continued) August
                  31, 2000, March 31, 2000, and March 31, 1999


NOTE 6 - WARRANTS AND OPTIONS

        There are no warrants or options outstanding to acquire any additional shares of common stock.


NOTE 7 - RELATED PARTY TRANSACTIONS

        The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.



                                     - F11 -

                                     PART II


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's By-Laws allow for the indemnification of Company Officers and Directors in regard to their carrying out the duties of their offices. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in subsections (a) and (b) of
Section 145 of the Delaware General Corporation Law.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable. See section entitled "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee                             $123
Accounting fees and expenses                                                    $2000
Legal fees                                                                      $500
Total                                                                           $2623

The Company will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.


                     RECENT SALES OF UNREGISTERED SECURITIES

On March 15, 1998, the shareholders authorized the issuance of 30,000 shares of common stock for services to each of the officers and directors of the Company for a total of 60,000 shares. The Company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The Company issued the shares in satisfaction of management services rendered to officers and directors, which does not constitute a public offering.

From the period of approximately June 1, 1998 until June 30, 1998, the Company offered and sold 59,000 shares at $0.10 per share to 48 non-affiliated private investors. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the Company, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent and that each investor was either "accredited", or was a "sophisticated" purchaser, having prior investment experience or education, and having adequate and reasonable opportunity to access and review any corporate information necessary to make an informed investment decision. These investors were known or familiar to the Officers and Directors of the Company. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend. The funds received were specifically allocated to operating expenses of the Company.

Under the Securities Act of 1933 , all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

Rule 144 under the 1933 Act sets forth conditions which if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

On March 15, 2000, the Board of Directors authorized a forward stock split of 80 for 1 resulting in a total of 9,520,000 shares of common stock issued and outstanding.


                                    EXHIBITS


Exhibit 1         Underwriting Agreement                                        None
Exhibit 2         Plan of acquisition, reorganization or liquidation            None
Exhibit 3(i)      Articles of Incorporation                                     Included
Exhibit 3(ii)     Bylaws                                                        Included
Exhibit 4         Instruments defining the rights of holders                    None
Exhibit 5         Opinion re: Legality                                          Included
Exhibit 8         Opinion re: Tax Matters                                       None
Exhibit 9         Voting Trust Agreement                                        None
Exhibit 10        Material Contracts                                            None
Exhibit 11        Statement re: computation of per share earnings               See Financial Stmts.
Exhibit 13        Annual or Quarterly Reports                                   None
Exhibit 15        Letter on unaudited interim financial information             None
Exhibit 16        Letter on change of certifying accountant                     None

Exhibit 21        Subsidiaries of the registrant                                None
Exhibit 23        Consent of experts and counsel                                Included
Exhibit 24        Power of Attorney                                             None
Exhibit 25        Statement of eligibility of trustee                           None
Exhibit 26        Invitations for competitive bids                              None
Exhibit 27        Financial Data Schedule                                       Included



UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

        1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        2. Reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

        3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Chula Vista, state of California, on September 30, 2000.

                                            Moranzo, Inc.


                                            By /s/ Carlo Giovannini
                                               ---------------------------------
                                               Carlo Giovannini, President &
                                               Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.





/s/ Carlo Giovannini,         President &  Director       9/30/00
--------------------                                      ----------------------
Carlo Giovannini                                          Date



/s/ Roberto Bernardoni,       Secretary, Treasurer        9/30/00
--------------------          &  Director                 ----------------------
Roberto Bernardoni,                                       Date